Exhibit 99.1

Bone Biologics Enters into Supply Agreement with MTF Biologics for Demineralized Bone Matrix

Secures rhNELL-1 Carrier for Bone Regeneration Spine Fusion Product

BURLINGTON, Mass. (March 7, 2022) – Bone Biologics Corporation (NASDAQ: BBLG), a developer of orthobiologic products for spine fusion markets, announces it has entered into a supply agreement with MTF Biologics for demineralized bone matrix (DBM). MTF Biologics is a global nonprofit organization that provides one of the orthopedic industry’s largest portfolios of allograft tissue.

Bone Biologics is developing a bone graft substitute product consisting of rhNELL-1 and a carrier, to be supplied by MTF Biologics, for the initiation and improvement of bone formation. This supply agreement provides material for the company’s planned 30-patient pilot study, and later for its planned U.S. pivotal study in spine fusion patients.

“This DBM supply agreement is an important milestone that allows us to advance rhNELL-1 for the $3 billion spine fusion market, with the goal of developing a product with compelling features and benefits versus existing commercial products,” said Jeff Frelick, chief executive officer of Bone Biologics. “As we prepare to commence human clinical studies, we are delighted to partner with MTF Biologics, a highly-regarded industry innovator whose bone matrix will now comprise half of our combination product.”

About MTF Biologics

MTF Biologics is a global nonprofit organization that saves and heals lives by honoring donated gifts, serving patients and advancing science. It provides unmatched service, resources and expertise to donors and their loved ones who give the gift of donation, people who depend on tissue and organ transplants, healthcare providers, and clinicians and scientists.

The International Institute for the Advancement of Medicine (IIAM), a Division of MTF Biologics, honors donors of non-transplantable organs by providing their gifts to the medical research community to combat and cure diseases. Statline, also a Division of MTF Biologics, provides specialized communications and technology expertise to organ, tissue and eye procurement organizations, as well as the hospitals and patients they serve. MTF Biologics’ sister organization, Deutsches Institute for Zell-und Gewebeersatz – DIZG (The German Institute for Cell and Tissue Transplantation), expands its reach to patients across the globe. For more information, please visit www.mtfbiologics.org.

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is undertaking groundbreaking work with select strategic partners, building on unprecedented research on the Nell-1 protein that has produced a significant number of studies and publications in peer reviewed scientific literature. Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion and has rights to trauma and osteoporosis applications. For more information, please visit www.bonebiologics.com.

Forward-looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ‘‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contacts

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

# # #